UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 1, 2005


                            AMERICAN EXPRESS COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


         1-7657                                          13-4922250
-----------------------                       ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


200 Vesey Street, World Financial Center,
          New York, New York                               10285
------------------------------------------               ----------
 (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 640-2000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

As announced on August 1, 2005, American Express Company (the "Company") and H&R Block Inc. have signed a definitive agreement for H&R Block Inc. to acquire American Express Tax and Business Services Inc. from the Company for a purchase price of approximately $220 million. The transaction is scheduled to be completed by September 30, 2005 but is subject to pre-acquisition clearance under the Hart-Scott-Rodino Act.

The Company does not expect the gain on the sale to have a material impact on third-quarter results because of unrelated costs associated with its global re-engineering initiatives. The sale is also not expected to have a material impact on the Company's ongoing earnings.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)

                                        By:    /s/ Stephen P. Norman
                                               ---------------------
                                        Name:  Stephen P. Norman
                                        Title: Secretary









DATE:   August 1, 2005